UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report:    October 28, 2026
(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

325 Corporate Drive Portsmouth, New Hampshire	03801
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code       603-330-5800

None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	AIN	The New York Stock Exchange (NYSE)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).
☐    Emerging growth company
☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

Item 2.02.  Results of Operations and Financial Condition.
On October 28, 2026 Albany International issued a news release reporting third-quarter 2026 financial results. The Company will host a webcast to discuss earnings at 9:00 a.m. Eastern Time on Thursday October 29, 2026. The news release is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits. The following exhibit is being furnished herewith:
99.1    News release dated October 28, 2026 reporting third-quarter 2026 financial results.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ Sean Valashinas

Name:	Sean Valashinas
Title:	Acting Chief Financial Officer, Controller and Chief Accounting Officer
(Principal Financial Officer)
Date: October 28, 2026

EXHIBIT INDEX

Exhibit No.	Description
99.1	News release dated October 28, 2026 reporting third-quarter 2026 financial results.
104	Inline XBRL cover page.

Exhibit 99.1

Albany International Reports Third-Quarter 2026 Results

•Q3 2026 net revenue of $349.5 million, up 34% compared to $261.4 million in Q3 2025.

•Q3 2026 net income attributable to the Company of $41.7 million, or diluted earnings per share (EPS) of $1.46, compared to net loss of $(97.8) million, or diluted loss per share of $(3.37), in the prior year.

•Adjusted EBITDA of $100.1 million in Q3 2026 and adjusted diluted earnings (loss) per share of $1.68, compared to $(91.1) million and $(3.29) in Q3 2025.

•Q3 2026 positive free cash flow of $36.5 million.

•Paid $7.9 million in dividends and invested $12.2 million in capital in the third quarter, continuing the commitment of balanced capital allocation.

PORTSMOUTH, N.H.--(BUSINESS WIRE)--October 28, 2026 — Albany International Corp. (NYSE:AIN) today reported operating results for its third quarter of 2026, which ended September 30, 2026.

Gunnar Kleveland, Albany International’s President and Chief Executive Officer, said, “I'm incredibly proud of the performance of the team in the third quarter. The team, with Engineered Composites leading the way, was able to favorably finalize the strategic review of our Amelia Earhart Drive facility in under a year and end the quarter with solid performance. We are now able to shift from addressing legacy challenges to focusing decisively on future opportunities across aerospace and defense; such as missiles, hypersonics, space, and next generation aircraft applications."

Kleveland continued, “In Machine Clothing, our team navigated a dynamic market environment and delivered sales at the high-end of expectations, reflecting the resilience of the business and the strength of our team. Taken together, our performance reflects the progress we have made to optimize Albany’s operating model and reduce risk across our portfolio. We are pleased with the performance across the organization and look forward to updating investors on our path forward at our upcoming investor day in December.”

Consolidated Results

Summary of adjustments related to the renegotiation of the CH-53K contract and the conclusion of the Amelia Earhart Drive Strategic Review in the third quarter of 2026, and the CH-53K loss reserve adjustment recorded in the third quarter of 2025.

Amelia Earhart Drive Adjustments
(in thousands, except per share amounts)	Q3 2026 Contribution	Q3 2025 Reduction
Revenue	$11,637	$(46,007)
Gross Margin[1]	$33,393	$(147,269)
EBITDA	$44,407	$(147,269)
Diluted Earnings Per Share[2]	$0.88	$(4.00)
1 Q3 2026 includes CH-53K impact of $44.4 million offset by catch-up of depreciation and amortization of $(11.0) million
2 Q3 2026 Diluted EPS impact includes a tax effect of $8.3 million

The Company’s net revenues were $349.5 million in the third quarter of 2026, compared to $261.4 million in the prior year. The increase was primarily driven by higher volume in the Engineered Composites business and approximately $11.6 million in positive program adjustments resulting from the renegotiation of the CH-53K contract.

Gross profit (loss) in the third quarter of 2026 was $140.4 million compared to $(49.9) million reported for the same period of 2025, which reflects the $33.4 million favorable adjustment following the contract modifications to the CH-53K program, offset by the catch-up of depreciation and amortization, combined with higher volume and margin in Engineered Composites. These positive impacts were partially offset by lower volume, geographical mix, and lower fixed cost absorption in Machine Clothing. In the prior year, results were impacted by a $147.3 million unfavorable adjustment due to cost increases related to the CH-53K program. Selling, general, and administrative expenses were $61.5 million in the third quarter of 2026, compared to $51.9 million in the same period of 2025, driven primarily by increased compensation costs, and costs associated with the Strategic Review. In the third quarter of 2026, restructuring was higher than the prior year due to ongoing footprint optimization efforts in Machine Clothing.

Operating income was $59.4 million, compared with an operating loss of $(116.5) million in the prior year, primarily reflecting improved profitability on the CH-53K program, including the reversal of previously recognized loss provisions.

The effective tax rate for the quarter was 24.9% compared to a 20.0% effective tax benefit in the third quarter of 2025.

The net income (loss) attributable to the Company was $41.7 million, or $1.46 per share on a diluted basis, compared to $(97.8) million, or $(3.37) per share in the third quarter of 2025.

Adjusted diluted earnings (loss) per share (or Adjusted EPS, a non-GAAP measure) was $1.68 per share, compared to $(3.29) per share for the same period of last year. Adjusted results for the third quarter of 2026 exclude third-party costs related to the conclusion of the Strategic Review.

Adjusted EBITDA (a non-GAAP measure) was $100.1 million and had a $44.4 million benefit related to the conclusion of the Strategic Review which resulted in contract modifications to the CH-53K program as well as stronger revenue and operating profit in Engineered Composites. This compares to $(91.1) million in the third quarter of 2025 which was negatively impacted by $(147.3) million related to the CH-53K loss reserve adjustment recorded at the initiation of the Strategic Review. Adjusted EBITDA margin was 28.6% and (34.8)% in the prior year.

Sean Valashinas, Albany International’s Acting Chief Financial Officer, said, “As we look at the quarter following the conclusion of the Strategic Review, the underlying performance of the business was solid. In Engineered Composites, we continued to see strength across multiple programs, as production ramps and volumes scale. In

Machine Clothing, we saw continued stability, with steady conditions in Asia, improving volumes in Europe, and market share holding firm as end markets adapted to current demand levels.”

Machine Clothing

Machine Clothing's net revenues decreased 3.0% after adjusting for currency translation, primarily driven by cyclical declines in the Americas.

Machine Clothing’s adjusted EBITDA margin was 27.2%, compared to 31.0% in the third quarter of 2025. The margin decline is primarily driven by volume and geographic mix.

Engineered Composites

Engineered Composites' net revenues increased 107.0% after adjusting for currency translation, driven by strength across commercial and defense programs, most notably on the commercial side within the LEAP program, and on the defense side under the CH-53K and missile programs.

Adjusted EBITDA margin was 36.5%, compared to (155.5)% in the third quarter of 2025. The year-over-year change in segment Adjusted EBITDA margin largely reflects the impact of adjustments following the contract modification on the CH-53K program. The segment also benefited from higher underlying volume and improved efficiency.

Capital Allocation Balance Sheet

Free cash flow in the third quarter was approximately $36.5 million compared to approximately $25.7 million in the prior year. Capital expenditures were $12.2 million, compared to $18.3 million in the third quarter of 2025, and were driven primarily by efficiencies achieved through facility optimizations. Technical and research expenses totaled $12.2 million, compared to $11.5 million in the third quarter of 2025, consistent with the Company’s commitment to advancing proprietary technologies and supporting long-term growth in both Machine Clothing and Engineered Composites.

Albany ended the quarter with cash and cash equivalents of $79.1 million and total debt of $422.1 million, resulting in a net debt position of $343.0 million. The Company maintains significant financial flexibility and liquidity to support ongoing investment initiatives while continuing to return capital to shareholders.

Revised Outlook for the Fourth Quarter of 2026

•Consolidated net revenue between $325 million and $335 million
•Machine Clothing net revenue between $170 million and $175 million
•Engineered Composites net revenue between $155 million and $160 million
•Adjusted EPS between $0.65 and $0.75
•Revised fourth-quarter effective tax rate of 29.5%, vs. previous estimate of 31.5%

Third-Quarter 2026 Results Conference Call/Webcast
The Company will host a webcast to discuss results at 9:00 a.m. Eastern Time on Thursday, October 29, 2026. Interested parties are encouraged to listen to the live webcast via the Company’s Investor Relations website at investors.albint.com or by registering via the link here. The event can also be accessed by dialing +1 (833) 461-5787 and using the Meeting ID: 551 970 689.

An archive of the webcast will be available for replay on the website at approximately noon Eastern Time on Thursday, October 29, 2026.

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net revenues	$349,539	$261,434	$990,354	$861,607
Cost of goods sold	209,161	311,372	642,281	717,552

Gross profit/(loss)	140,378	(49,938)	348,073	144,055
Selling, general, and administrative expenses	61,501	51,905	175,868	164,219
Technical and research expenses	12,186	11,467	36,865	35,915
Restructuring expenses, net	7,293	3,197	18,431	9,895

Operating income/(loss)	59,398	(116,507)	116,909	(65,974)
Interest expense, net	5,337	5,897	16,872	14,702
Other expense/(income), net	(1,727)	(347)	(4,881)	4,170

Income/(loss) before income taxes	55,788	(122,057)	104,918	(84,846)
Income tax expense/(benefit)	13,902	(24,419)	29,879	(13,889)

Net income (loss)	41,886	(97,638)	75,039	(70,957)
Net income attributable to the noncontrolling interest	189	122	647	265
Net income (loss) attributable to the Company	$41,697	$(97,760)	$74,392	$(71,222)

Earnings/(loss) per share attributable to Company shareholders - Basic	$1.47	$(3.37)	$2.62	$(2.38)

Earnings /(loss) per share attributable to Company shareholders - Diluted	$1.46	$(3.37)	$2.60	$(2.38)

Shares of the Company used in computing earnings per share:
Basic	28,377	29,012	28,353	29,914

Diluted	28,596	29,012	28,570	29,914

Dividends declared per Class A share	$0.28	$0.27	$0.84	$0.81

ALBANY INTERNATIONAL CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$79,125	$112,350
Accounts receivable, net	277,692	235,084
Contract assets, net	164,438	87,102
Inventories	165,537	121,589
Income taxes prepaid and receivable	34,803	43,937
Prepaid expenses and other current assets	42,439	34,990
Assets held for sale	—	293,783
Total current assets	$764,034	$928,835

Property, plant and equipment, net	544,559	482,568
Intangibles, net	30,411	21,428
Goodwill	182,011	162,507
Deferred income taxes	57,059	68,499
Other assets	107,543	54,872
Total assets	$1,685,617	$1,718,709

Liabilities and Shareholders' Equity
Accounts payable	$87,394	$64,499
Accrued liabilities	207,062	139,385
Income taxes payable	22,929	35,090
Liabilities held for sale	—	203,323
Total current liabilities	317,385	442,297

Long-term debt	422,087	455,663
Other noncurrent liabilities	142,450	86,850
Deferred income taxes	15,581	1,797
Total liabilities	897,503	986,607

Commitments and Contingencies

Shareholders' Equity:
Class A Common Stock, par value $0.001 per share; authorized 100,000,000 shares; 41,056,929 issued in 2026 and 40,989,106 in 2025	41	41
Additional paid in capital	466,578	460,472
Retained earnings	1,026,863	976,373
Accumulated items of other comprehensive income:
Translation adjustments	(125,373)	(119,008)
Pension and postretirement liability adjustments	(22,838)	(23,911)
Derivative valuation adjustment	3,387	(619)
Treasury stock (Class A), at cost; 12,685,782 shares in 2026 and 12,685,782 in 2025	(566,993)	(567,139)
Total shareholders' equity	781,665	726,209
Noncontrolling interest	6,449	5,893
Total equity	788,114	732,102
Total liabilities and shareholders' equity	$1,685,617	$1,718,709

ALBANY INTERNATIONAL CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income/ (loss)	$75,039	$(70,957)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	61,218	61,577
Amortization	3,845	3,903
Change in deferred taxes	13,863	(21,864)
Loss/(gain) on disposal of property, plant and equipment	616	(390)
Non-cash interest expense	694	777
Contract loss provision (recovery)	(52,514)	139,665
Compensation and benefits paid or payable in Class A Common Stock	7,750	9,882
Provision for credit losses from uncollected receivables and contract assets	110	553
Foreign currency remeasurement loss/(gain) on intercompany loans	(5,740)	7,587
Gain on sale of assets	—	(1,566)

Changes in operating assets and liabilities that provided/(used) cash:
Accounts receivable	(16,468)	2,152
Contract assets	(9,169)	(7,952)
Inventories	(28,559)	(5,105)
Prepaid expenses and other current assets	(6,742)	(3,286)
Income taxes prepaid and receivable	9,010	(13,825)
Accounts payable	6,568	18,684
Accrued liabilities	5,109	(22,887)
Income taxes payable	(12,608)	(13,022)
Other noncurrent liabilities	(1,451)	(4,307)
Other, net	1,052	(847)
Net cash provided by operating activities	51,623	78,772

Cash flows from investing activities:
Purchases of property, plant and equipment	(33,277)	(47,559)
Purchased software	(55)	(1,250)
Proceeds received from sale of assets	—	3,243
Proceeds from sale of investment	1,660	—
Other investing activities	1,119	—
Net cash used in investing activities	(30,553)	(45,566)

Cash flows from financing activities:
Proceeds from borrowings	172,000	231,999
Repayment of borrowings	(202,000)	(82,044)
Purchase of Treasury shares	—	(170,964)
Taxes paid in lieu of share issuance	(1,644)	(2,521)
Dividends paid	(23,810)	(24,738)
Net cash used in financing activities	(55,454)	(48,268)

Effect of exchange rate changes on cash and cash equivalents	1,159	8,089

Decrease in cash and cash equivalents	(33,225)	(6,973)
Cash and cash equivalents at beginning of period	112,350	115,283
Cash and cash equivalents at end of period	$79,125	$108,310

Supplemental disclosure of cash flow information:
Cash paid for interest, net	$18,144	$17,333
Cash paid for income taxes	$22,080	$33,462

The following table presents the reconciliation of Net revenues to net revenues excluding the effect of changes in currency translation rates, a non-GAAP measure:

(in thousands, except percentages)	Net revenues as reported, Q3 2026	(Decrease)/ increase due to changes in currency translation rates	Q3 2026 revenues on same basis as Q3 2025 currency translation rates	Net revenues as reported, Q3 2025	% Change compared to Q3 2025, excluding currency rate effects
Machine Clothing	$169,802	$84	$169,718	$174,950	(3.0)%
Albany Engineered Composites	179,737	691	179,046	86,484	107.0%
Consolidated total	$349,539	$775	$348,764	$261,434	33.4%

(in thousands, except percentages)	Net revenues as reported, YTD 2026	(Decrease)/ increase due to changes in currency translation rates	YTD 2026 revenues on same basis as 2025 currency translation rates	Net revenues as reported, YTD 2025	% Change compared to 2025, excluding currency rate effects
Machine Clothing	$514,464	$8,363	$506,101	$530,573	(4.6)%
Albany Engineered Composites	475,890	5,650	470,240	331,034	42.1%
Consolidated total	$990,354	$14,013	$976,341	$861,607	13.3%

The following table presents Gross profit/ (loss) and Gross profit margin:

(in thousands, except percentages)	Gross profit, Q3 2026	Gross profit margin, Q3 2026	Gross profit, Q3 2025	Gross profit margin, Q3 2025
Machine Clothing	$75,368	44.4%	$82,070	46.9%
Albany Engineered Composites	65,010	36.2%	(132,008)	(152.6)%
Consolidated total	$140,378	40.2%	$(49,938)	(19.1)%

(in thousands, except percentages)	Gross profit, YTD 2026	Gross profit margin, YTD 2026	Gross profit, YTD 2025	Gross profit margin, YTD 2025
Machine Clothing	$231,377	45.0%	$245,731	46.3%
Albany Engineered Composites	116,696	24.5%	(101,676)	(30.7)%
Consolidated total	$348,073	35.1%	$144,055	16.7%

Reconciliation of Net income/(loss) (GAAP) to Adjusted EBITDA (non-GAAP) for the current-year and comparable prior-year periods have been calculated as follows.

Prior-period non-GAAP results have been revised to conform to the current presentation by including the third-quarter CH-53K program contract reserve adjustment in operating results, reflecting the Company’s determination that the adjustment is part of the program’s underlying operating performance.

Three months ended September 30, 2026
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$31,158	$43,346	$(32,618)	$41,886
Interest expense/(income), net	—	—	5,337	5,337
Income tax expense	—	—	13,902	13,902
Depreciation and amortization expense	8,372	22,503	41	30,916
EBITDA (non-GAAP)	39,530	65,849	(13,338)	92,041
Restructuring costs and other	6,827	—	466	7,293
Foreign currency revaluation (gains)/losses	(86)	13	(2,095)	(2,168)
Strategic review and other transition expenses	—	55	3,192	3,247
Pre-tax loss/(income) attributable to noncontrolling interest	—	(316)	—	(316)
Adjusted EBITDA (non-GAAP)	$46,271	$65,601	$(11,775)	$100,097
Adjusted EBITDA margin (Adjusted EBITDA divided by net revenues) (non-GAAP)	27.2%	36.5%	—	28.6%

Three months ended September 30, 2025
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$43,103	$(148,012)	$7,271	$(97,638)
Interest expense/(income), net	—	—	5,897	5,897
Income tax expense	—	—	(24,419)	(24,419)
Depreciation and amortization expense	8,604	13,479	355	22,438
EBITDA (non-GAAP)	51,707	(134,533)	(10,896)	(93,722)
Restructuring costs and other	1,960	113	1,124	3,197
Foreign currency revaluation (gains)/losses	541	92	(1,054)	(421)
Strategic review and other transition expenses	—	—	—	—
Pre-tax (income) attributable to noncontrolling interest	2	(160)	—	(158)
Adjusted EBITDA (non-GAAP)	$54,210	$(134,488)	$(10,826)	$(91,104)
Adjusted EBITDA margin (Adjusted EBITDA divided by net revenues) (non-GAAP)	31.0%	(155.5)%	—	(34.8)%

Nine months ended September 30, 2026
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$97,815	$63,373	$(86,149)	$75,039
Interest expense/(income), net	—	—	16,872	16,872
Income tax expense	—	—	29,879	29,879
Depreciation and amortization expense	25,096	39,852	115	65,063
EBITDA (non-GAAP)	122,911	103,225	(39,283)	186,853
Restructuring costs and other	15,892	—	2,539	18,431
Foreign currency revaluation (gains)/losses	(1)	(28)	(4,726)	(4,755)
Strategic review and other transition expenses	541	164	5,685	6,390
Pre-tax (income) attributable to noncontrolling interest	—	(836)	—	(836)
Adjusted EBITDA (non-GAAP)	$139,343	$102,525	$(35,785)	$206,083
Adjusted EBITDA margin (Adjusted EBITDA divided by net revenues) (non-GAAP)	27.1%	21.5%	—	20.8%

Nine months ended September 30, 2025
(in thousands)	Machine Clothing	Albany Engineered Composites	Corporate expenses and other	Total Company
Net income/(loss) (GAAP)	$119,236	$(149,070)	$(41,123)	$(70,957)
Interest expense/(income), net	—	—	14,702	14,702
Income tax expense	—	—	(13,889)	(13,889)
Depreciation and amortization expense	24,283	40,229	968	65,480
EBITDA (non-GAAP)	143,519	(108,841)	(39,342)	(4,664)
Restructuring costs and other	5,011	1,801	206	7,018
Foreign currency revaluation (gains)/losses	5,700	(52)	7,454	13,102
Strategic review and other transition expenses	182	(412)	616	386
Pre-tax (income) attributable to noncontrolling interest	122	(459)	—	(337)
Adjusted EBITDA (non-GAAP)	$154,534	$(107,963)	$(31,066)	$15,505
Adjusted EBITDA margin (Adjusted EBITDA divided by net revenues) (non-GAAP)	29.1%	(32.6)%	—	1.8%

The following table presents the reconciliation of Machine Clothing's Adjusted EBITDA Margin to Adjusted EBITDA Margin excluding the effect of changes in currency translation rates, a non-GAAP measure:

(in thousands, except percentages)	As reported, Q3 2026	(Decrease)/ increase due to changes in currency translation rates	Q3 2026 on same basis as Q3 2025 currency translation rates	As reported, Q3 2025
Machine Clothing Net revenues	$169,802	$84	$169,718	$174,950
Machine Clothing Adjusted EBITDA (non-GAAP)	46,271	(441)	46,712	54,210
Adjusted EBITDA Margin (Adjusted EBITDA divided by net revenues) (non-GAAP)	27.2%		27.5%	31.0%

Per share impact of the adjustments to earnings per share are as follows:

Three months ended September 30, 2026 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs and other	$7,293	$1,816	$5,477	$0.19
Foreign currency revaluation (gains)/losses	(2,168)	(540)	(1,628)	(0.06)
Strategic review and other transition expenses	3,247	809	2,438	0.09

Three months ended September 30, 2025 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs and other	$3,197	$639	$2,558	$0.09
Foreign currency revaluation (gains)/losses	(421)	(84)	(337)	(0.01)
Strategic review and other transition expenses	—		—	0.00

Nine months ended September 30, 2026 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs and other	$18,431	$5,253	$13,178	$0.46
Foreign currency revaluation (gains)/losses	(4,755)	(1,355)	(3,400)	(0.12)
Strategic review and other transition expenses	6,390	1,821	4,569	0.16

Nine months ended September 30, 2025 (in thousands, except per share amounts)	Pre tax Amounts	Tax Effect	After tax Effect	Per share Effect
Restructuring costs and other	$7,018	$1,408	$5,610	$0.19
Foreign currency revaluation (gains)/losses	13,102	2,149	10,953	0.37
Strategic review and other transition expenses	386	63	323	0.01

The following table provides a reconciliation of Earnings per share attributable to the Company shareholders - Diluted (GAAP) to Adjusted earnings per share attributable to the Company shareholders - Diluted (non-GAAP):

	Three months ended September 30,		Nine months ended September 30,
Per share amounts (Diluted)	2026	2025	2026	2025
Earnings per share attributable to Company shareholders - Diluted (GAAP)	$1.46	$(3.37)	$2.60	$(2.38)
Adjustments, after tax:
Restructuring costs and other	0.19	0.09	0.46	0.19
Foreign currency revaluation (gains)/losses	(0.06)	(0.01)	(0.12)	0.37
Strategic review and other transition expenses	0.09	—	0.16	0.01
Adjusted earnings per share attributable to Company shareholders - Diluted (non-GAAP)	$1.68	$(3.29)	$3.10	$(1.81)

The calculations of net debt are as follows:

(in thousands)	September 30, 2026	December 31, 2025	September 30, 2025
Long-term debt	422,087	455,663	480,631
Total debt	422,087	455,663	480,631
Cash and cash equivalents	79,125	112,350	108,310
Net debt (non-GAAP)	$342,962	$343,313	$372,321

Free cash flow is defined as GAAP "Net cash provided by operating activities" in a period less "Purchases of property, plant and equipment" and "Purchased software" in the same period. Management believes free cash flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Management uses free cash flow internally to assess overall liquidity. The following table illustrates the calculation of free cash flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$48,631	$43,939	$51,623	$78,772
Purchases of property, plant and equipment	(12,107)	(18,033)	(33,277)	(47,559)
Purchased software	(43)	(245)	(55)	(1,250)
Free cash flow	$36,481	$25,661	$18,291	$29,963

About Albany International Corp.

Albany International is a leading developer and manufacturer of engineered components, using advanced materials processing and automation capabilities, with two core businesses.

• Machine Clothing is the world’s leading producer of custom-designed, consumable belts essential for the manufacture of paper, paperboard, tissue and towel, pulp, non-wovens and a variety of other industrial applications.
• Albany Engineered Composites is a growing designer and manufacturer of advanced materials-based engineered components for demanding aerospace applications, supporting both commercial and military platforms.
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Albany International is headquartered in Portsmouth, New Hampshire, operates 25 facilities in 12 countries, employs approximately 5,700 people worldwide, and is listed on the New York Stock Exchange (Symbol AIN). Additional information about the Company and its products and services can be found at www.albint.com.

Non-GAAP Measures

This release, including the conference call commentary associated with this release, contains certain non-GAAP measures, that should not be considered in isolation or as a substitute for the related GAAP measures. Such non-GAAP measures include net revenues and percent change in net revenues, excluding the impact of currency translation effects; adjusted net revenues; Adjusted Gross profit/(loss); Adjusted Operating income/(loss);EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin; Net debt; Net leverage ratio; Adjusted Net Income; and Adjusted Diluted earnings per share (or Adjusted EPS). Management believes that these non-GAAP measures provide additional useful information to investors regarding the Company’s operational performance.

Presenting Net revenues and change in Net revenues, after currency effects are excluded, provides management and investors insight into underlying revenues trends. Net revenues, or percent changes in net revenues, excluding currency rate effects, are calculated by converting amounts reported in local currencies into U.S. dollars at the exchange rate of a prior period. These current year revenues converted at prior year rates are then compared to the U.S. dollar amount as reported in the prior period.

EBITDA (calculated as net income excluding interest, income taxes, depreciation and amortization), Adjusted EBITDA, and Adjusted EPS are performance measures that relate to the Company’s continuing operations. The Company defines Adjusted EBITDA as EBITDA excluding costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance. Such excluded costs or benefits do not consist of normal, recurring cash items necessary to generate revenues or operate our business. Adjusted EBITDA margin represents Adjusted EBITDA expressed as a percentage of net revenues.

The Company defines Adjusted EPS as diluted earnings per share (GAAP), adjusted by the after tax per share amount of costs or benefits not reflective of the Company’s ongoing or expected future operational performance. The income tax effects are calculated using the applicable statutory income tax rate of the jurisdictions where such costs or benefits were incurred or the effective tax rate applicable to total company results.

The Company’s Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, and Adjusted EPS may not be comparable to similarly titled measures of other companies.

Net debt aids investors in understanding the Company’s debt position if all available cash were applied to pay down indebtedness.

We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Forward-Looking Statements

This press release may contain statements, estimates, guidance or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will,” “should,” “look for,” “guidance,” “guide,” and similar expressions identify forward-looking statements, which generally are not historical in nature. Because forward-looking statements are subject to certain risks and uncertainties (including, without limitation, those set forth in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q), actual results may differ materially from those expressed or implied by such forward-looking statements.

Forward-looking statements in this release or in the webcast include, without limitation, statements about macroeconomic conditions, including inflationary cost pressures, as well as global events, which include but are not limited to geopolitical events; paper-industry trends and conditions during 2026 and in future years; expectations in 2026 and in future periods of revenues, Adjusted Net Revenues, EBITDA, Adjusted EBITDA (both in dollars and as a percentage of net revenues), Adjusted Net Income, Adjusted EPS, income, gross profit, gross margin, cash flows and other financial items in each of the Company’s businesses, and for the Company as a whole; the timing and impact of production and development programs in the Company’s AEC business segment and the revenues growth potential of key AEC programs, as well as AEC as a whole; the amount and timing of capital expenditures, future tax rates and cash paid for taxes, depreciation and amortization; future debt and net debt levels and debt covenant ratios; and changes in currency rates and their impact on future revaluation gains and losses. Furthermore, a change in any one or more of the foregoing factors could have a material effect on the Company’s financial results in any period. Such statements are based on current expectations, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

Statements expressing management’s assessments of the growth potential of its businesses, or referring to earlier assessments of such potential, are not intended as forecasts of actual future growth, and should not be relied on as such. While management believes such assessments to have a reasonable basis, such assessments are, by their nature, inherently uncertain. This release and earlier releases set forth a number of assumptions regarding these assessments, including historical results, independent forecasts regarding the markets in which these businesses operate, and the timing and magnitude of orders for our customers’ products. Historical growth rates are no guarantee of future growth, and such independent forecasts and assumptions could prove materially incorrect in some cases.

Investor Contact
Karen Blomquist
Director, Investor Relations
Tel +1 603.330.2461
EMAIL Karen.Blomquist@albint.com

Media Contact
Sheri Tripp
Senior Manager, Corporate Communications and Marketing
Tel +1 603.330.8317 EMAIL Sheri.Tripp@albint.com